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EXHIBIT 16


Corbin & Wertz (letterhead)
Park Place Tower
3333 Michelson Dr., Suite 550
Irvine, CA  92715


July 31, 1996



Mr. Robert Bayless
Chief Accountant
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir:

We have read Item 4 included in the Form 8-K dated July 17, 1996 of PenUltimate, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

/S/  Corbin & Wertz

cc:  The Board of Directors
     PenUltimate, Inc.